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                                                                     EXHIBIT 5.1

                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1500 NATIONSBANK PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-0800

                                  May 20, 1999


Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas 78216

Ladies and Gentlemen:

        We have acted as counsel to Clear Channel Communications, Inc., a Texas corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the offer and sale of 2,300,000 shares of the Company's Common Stock, $.10 par value (the "Common Stock"), by the Company.

        We have also acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-77979) (as amended, the "Original Registration Statement"), relating to the offer and sale of up to 20,700,000 shares of the Common Stock.

        We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

        Based upon such examination and representations, we advise you that, in our opinion:

        A. The shares of Common Stock which are to be sold and delivered by the Company as contemplated by the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1 to the Original Registration Statement, have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

        B. The shares of Common Stock which are to be sold and delivered by the Selling Shareholder as contemplated by the Underwriting Agreement have been duly and validly authorized and issued by the Company and, when delivered in accordance with the terms of the Underwriting Agreement, will be fully paid, and non-assessable.

        We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of this firm under the caption "Legal Opinions" in the Prospectus included as part of the Original Registration Statement and incorporated by reference in the Registration Statement.


                                Very truly yours,

                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.